Exhibit 99.1

Blackstone Private Credit Fund Breaks Escrow with Net Proceeds of $814 Million

New York, NY, January 12, 2021 – Blackstone Private Credit Fund (“BCRED”) today announced that it broke escrow as of January 7, 2021 with approximately $814 million in net proceeds for its continuous public offering (the “Offering”). In connection with breaking escrow, BCRED issued and sold 32,560,141 shares of its common stock in the Offering. BCRED intends to continue selling shares in the Offering on a monthly basis.

About Blackstone Private Credit Fund

BCRED is a non-traded business development company focusing on current income generation and, to a lesser extent, capital appreciation by targeting privately originated and privately negotiated U.S. senior secured floating rate loans to middle market companies and other private debt investments. The expertise and intellectual capital of Blackstone’s credit platform are at the core of BCRED’s ability to capitalize on opportunities across private credit.

Forward-Looking Statements

Certain information contained in this communication constitutes “forward-looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These may include financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements regarding future performance, statements regarding economic and market trends and statements regarding identified but not yet closed investments. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. BCRED believes these factors also include but are not limited to those described under the section entitled “Risk Factors” in its prospectus, and any such updated factors included in its periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or BCRED’s prospectus and other filings). Except as otherwise required by federal securities laws, BCRED undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Contacts

Blackstone

Kate Holderness

kate.holderness@blackstone.com

+1 917 318 6818